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                                                                     EXHIBIT 4.5


                    AMENDMENT NUMBER TWO TO RIGHTS AGREEMENT


         AMENDMENT NUMBER TWO dated as of August 12, 1999 to the Rights Agreement dated as of July 9, 1998, as amended (as so amended, the "Rights Agreement"), between Thomas Group, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                               W I T N E S S E T H

         WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References.

         (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

         (b) Section 1(o) of the Rights Agreement is hereby amended by deleting the definition of "Disinterested Director" contained therein.

         SECTION 2. Form of Rights Certificates. Section 4(b) of the Rights Agreement is hereby amended by deleting the words "the Disinterested Directors have determined" from clause (iii)(B) thereof.

         SECTION 3. Exercise of Rights; Purchase Price; Expiration Date of Rights. Section 7(e) of the Rights Agreement is hereby amended by deleting the words "the Disinterested Directors have determined" from clause (iii)(B) of the first sentence thereof.

         SECTION 4. Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights. Section 11 of the Rights Agreement is hereby amended by:

         (a) replacing the words "a majority of the Disinterested Directors" in subsection (a)(ii)(A) thereof with the words "the Board, prior to the public announcement of such tender or exchange offer," and by replacing each subsequent instance of the words "Disinterested Directors" in subsection (a)(ii)(A) thereof with the word "Board";

         (b) deleting the words "the later of (x)" in the first sentence of subsection (a)(iii) thereof;

         (c) replacing the words "and (y) the date on which the Company's right of redemption pursuant to Section 23(a) (Redemption and Termination -- Redemption) expires (the later of (x) and


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(y)" in the first sentence of subsection (a)(iii) thereof with the words "(the date of such Flip-in Event";

         (d) replacing the words "Disinterested Directors" in subsection (a)(iv) thereof with the word "Board";

         (e) adding the words "the earlier of the Stock Acquisition Date or" after the first instance of the word "after" in the first sentence of subsection
(n) thereof; and

         (f) adding the words "the earlier of the Stock Acquisition Date or" after the first instance of the word "after" in subsection (o) thereof.

         SECTION 5. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. Section 13 of the Rights Agreement is hereby amended by replacing the word "stated" in subsection (c)(ii) thereof with the word "states".

         SECTION 6. Redemption and Termination. Section 23(a) of the Rights Agreement is hereby amended by:

         (a) replacing the words "Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date)" in the first sentence thereof with the words "Stock Acquisition Date";

         (b) deleting the two provisos and the semicolon immediately preceding the first proviso from the first sentence thereof; and

         (c)      deleting the second sentence thereof.

         SECTION 7. Supplements and Amendments. Section 27 of the Rights Agreement is hereby amended by:

         (a) replacing the words "Prior to the Distribution Date and subject to the penultimate sentence of this Section 27" in the first sentence thereof with the words "For so long as the Rights are redeemable, and subject to the following provisions of this Section 27";

         (b) adding the word "may," after the first instance of the word "Company" in the first sentence thereof;

         (c) replacing the proviso and the semicolon preceding such proviso from the first sentence thereof with the words "or, on and after the Distribution Date, any holders of Rights Certificates";

         (d) replacing the words "From and after the Distribution Date" in the second sentence thereof with the words "At any time when the Rights are no longer redeemable,";


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         (e) replacing the words "in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not" in the second sentence thereof with the words "; provided, however, that no such supplement or amendment may (i)";

         (f) adding the words ", or, prior to the Distribution Date, the holders of Common Stock" after the second instance of the words "Rights Certificates" in the second sentence thereof; and

         (g) replacing the first and second proviso and the semicolon preceding the first proviso in the second sentence thereof with the words ", (ii) cause this Agreement again to become amendable other than in accordance with this sentence, or (iii) cause the Rights again to become redeemable."

         SECTION 8. Determination and Actions by the Board of Directors, Etc.
Section 29 of the Rights Agreement is hereby amended by:

         (a) deleting the words "Disinterested Directors" from the title thereof;

         (b) deleting the first and second parenthetical clauses from the second sentence thereof; and

         (c) deleting the second parenthetical clause and the words "or the Disinterested Directors" from the third sentence thereof.

         SECTION 9. Severability. Section 31 of the Rights Agreement is hereby amended by deleting the second sentence thereof.

         SECTION 10. Form of Rights Certificate. Exhibit 1 to the Rights Agreement is hereby amended by replacing the words "Close of Business (as such term is defined in the Rights Agreement) on the tenth (10th) Business Day (as such term is defined in the Rights Agreement) following the Stock Acquisition Date (as such term is defined in the Rights Agreement) (as such time period may be extended pursuant to the Rights Agreement)" in clause (i)(a) of the sixth paragraph thereof with the words "Stock Acquisition Date (as such term is defined in the Rights Agreement)".

         SECTION 11. Summary of Rights to Purchase Preferred Stock. The Summary of Rights to Purchase Preferred Stock included in Exhibit 2 to the Rights Agreement is hereby amended by:

         (a) inserting the words "(other than Dorsey R. Gardner or his affiliates)" after the word "person" in the second sentence of the second paragraph thereof;


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         (b) replacing the words "a majority of the Disinterested Directors (as defined below)" in clause (ii)(B) of the first sentence of the sixth paragraph thereof with the words "the Board of Directors";

         (c) deleting the second sentence of the sixth paragraph thereof;

         (d) adding a new sentence to the end of the sixth paragraph thereof that reads as follows:

                  The events described in this paragraph are referred to as "Flip-in Events.";

         (e) deleting the last sentence of the eighth paragraph thereof;

         (f) inserting two new sentences to the end of the eighth paragraph thereof that read as follows:

                  The events described in this paragraph are referred to as "Flip-over Events." Flip-in Events and Flip-over Events are referred to collectively as "Triggering Events.";

         (g) deleting the words "ten (10) business days following" in the first sentence of the twelfth paragraph thereof;

         (h) deleting the thirteenth paragraph thereof;

         (i) replacing the words "prior to the Distribution Date; provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors" in the first sentence of the fifteenth paragraph thereof with the words "at any time during the period in which the Rights are redeemable;"

         (j) replacing the words "After the Distribution Date" in the second sentence of the fifteenth paragraph thereof with the words "At any time when the Rights are no longer redeemable";

         (k) replacing the words "in order to cure any ambiguity, inconsistency or defect, to make changes which do" in the second sentence of the fifteenth paragraph thereof with the words "only if such amendment does";

         (l) deleting the words "or to shorten or lengthen any time period under the Rights Agreement" in the second sentence of the fifteenth paragraph thereof; and

         (m) by replacing the words "to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable; and, provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors" in the second sentence of the fifteenth paragraph thereof with the words "may cause the Rights again to become redeemable".


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         SECTION 12. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         SECTION 13. Counterparts. This Amendment may be executed in any number of counterparts and such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 14. Effectiveness. This Amendment shall become effective upon execution by each of the parties hereto of a counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




THOMAS GROUP, INC.


By:
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       Name:
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       Title:
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Attest:

By:
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       Name:
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       Title:
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HARRIS TRUST AND SAVINGS BANK


By:
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       Name:
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       Title:
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Attest:

By:
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       Name:
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       Title:
             -----------------------------